UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: September 11, 2008

BASSET ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-51355	13-4067630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 110310 Naples Florida 34108-0106
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (239) 598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On September 11, 2008, the Board of Directors (the “Board”) of Basset Enterprises, Inc. (the “Company”) a Nevada corporation, authorized the issuance of approximately 14,868,978 shares of the Company’s common stock (the “Shares”) to Mid-Continental Securities Corp. (“Mid-Continental”) for past advisory services rendered by Mid-Continental to the Company. Because the transaction between the Company and Mid-Continental did not involve a public offering, the Company issued the Shares in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  No underwriters were used, nor were any brokerage commissions paid in connection with the issuance of the shares.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

As disclosed above, on September 11, 2008, the Board of the Company authorized the issuance of approximately 14,868,978 shares of the Company’s common stock to Mid-Continental for past advisory services rendered by Mid-Continental to the Company.  The Shares issued to Mid-Continental provide Mid-Continental with ownership of approximately 99% of the total number of issued and outstanding common stock of the Company.  As a result of the share issuance, Mid-Continental acquired voting control of the Registrant.  The consideration for the shares was for past advisory services rendered by Mid-Continental to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSET ENTERPRISES, INC.

By: /s/ Cosmo Palmieri

Cosmo Palmieri, President and Treasurer

Date: September 11, 2008